                            MASTERWORKS FUNDS INC.
                          RULE 18f-3 MULTI-CLASS PLAN
                          ---------------------------


I.   Introduction.
     ------------

     Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios (the "Funds") of MasterWorks Funds Inc. (the "Company"). In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges ("CDSCs"), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

     The Company is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. The Company hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. Appendix A, as it may be amended from time to time, lists the Funds that have approved the Plan and the classes of each such Fund. Each such Fund that has authorized the issuance of multiple classes of shares is referred to as a "Multi-Class Fund" hereunder.

II.  Allocation of Expenses.
     ----------------------

     A.  Mandatory Class Expenses.  Pursuant to Rule 18f-3, the Company
         ------------------------
allocates to each class of shares of a Multi-Class Fund: (i) any fees and expenses incurred by the Fund in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1; and (ii) any fees and expenses incurred by the Fund under a shareholder servicing plan in connection with the provision of shareholder administrative or liaison services to the holders of such class of shares.

     B.  Discretionary Class Expenses.  In addition, pursuant to Rule 18f-3, the
         ----------------------------
Company may allocate the following fees and expenses to a particular class of shares of a Multi-Class Fund:

     (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

     (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

     (iii) blue sky notification or other filing fees incurred with respect to such class of shares;
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     (iv)   Securities and Exchange Commission registration fees incurred with respect to such class of shares;

     (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

     (vi) litigation or other legal expenses incurred with respect to such class of shares;

     (vii) fees of the Company's Directors incurred with respect to matters affecting such class of shares;

     (viii) independent accountants' fees incurred with respect to such class of shares; and

     (ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, incurred with respect to such class of shares.

     For all purposes under this Plan, fees and expenses incurred "with respect to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. Any decision to treat expenses referenced in this Subsection B as class expenses and any subsequent changes to such decision will be reviewed and approved by the Board of Directors of the Company, including a majority of the Directors who are not interested persons of the Company.

     C.  Relative Net Asset Value Allocation.  Income, realized and unrealized
         -----------------------------------
capital gains and losses, and any expenses of a Multi-Class Fund not allocable to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund based upon the relative net asset value of that class in relation to the aggregate net asset value of the Fund. In certain cases, a service provider for a Multi-Class Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Multi-Class Fund. The Board of Directors will monitor any such waivers or reimbursements to ensure that they do not generate inappropriate cross-subsidization between classes.

III. Class Arrangements.
     ------------------

     The following summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Multi-Class Funds. Appendix A sets forth the actual sales charges, Rule 12b-1 fees and shareholder servicing fees of each class of shares of each Multi-Class Fund. Additional details and restrictions regarding such fees and services are set forth in the relevant Fund's current Prospectus and Statement of Additional Information.

     A.   Class D Shares-- Multi-Class Funds

          1.  Maximum Initial Sales Charge:  None
              ----------------------------
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          2.  Contingent Deferred Sales Charge:  None
              --------------------------------

          3.  Maximum Annual Rule 12b-1 Distribution Fee:  0.25%
              ------------------------------------------

          4.  Maximum Annual Shareholder Servicing Fee:  None
              ----------------------------------------

          5.  Conversion Features:  None
              -------------------

          6.  Exchange Privileges:  None
              -------------------

          7.  Other Class-Specific Shareholders Services:  None
              ------------------------------------------

     B.   Class I Shares-- Multi-Class Funds
          ----------------------------------

          1.  Maximum Initial Sales Charge:  None
              ----------------------------

          2.  Contingent Deferred Sales Charge:  None
              --------------------------------

          3.  Maximum Annual Rule 12b-1 Distribution Fee:  None
              ------------------------------------------

          4.  Maximum Annual Shareholder Servicing Fee:  0.20%
              ----------------------------------------

          5.  Conversion Features:  None
              -------------------

          6.  Exchange Privileges: Class I shares of any MasterWorks Fund may be
              -------------------
              exchanged for Class I shares of any other MasterWorks Fund, or for shares of the Company's single-class Funds.

          7.  Other Class-Specific Shareholders Services:  None
              ------------------------------------------

     C.   Class R Shares-- Multi-Class Funds
          ----------------------------------

          1.  Maximum Initial Sales Charge:  None
              ----------------------------

          2.  Contingent Deferred Sales Charge:  None
              --------------------------------

          3.  Maximum Annual Rule 12b-1 Distribution Fee:  None
              ------------------------------------------

          4.  Shareholder Servicing Fee:  0.20%
              -------------------------

          5.  Conversion Features:  None
              -------------------

          6.  Exchange Privileges: Class R shares of any Multi-Class Fund may be
              -------------------
              exchanged for shares of the same class of any other Fund, provided that if the other Fund charges a sales load on the purchase of its shares that is higher than the sales load paid in connection
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              with the shares the investor is exchanging, the investor pays the difference.

          7.  Other Class-Specific Shareholder Services:  None
              -----------------------------------------

IV.  Board Review.
     -------------

     The Board of Directors of the Company shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Multi-Class Fund's shares, the Company's Board of Directors, including a majority of the Directors that are not interested persons of the Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Directors of the Company shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.



Adopted:  October 28, 1998
Amended:  April 28, 1998

                                  APPENDIX A
                                  ----------

           MasterWorks                        Maximum                                             Maximum
        Multi Class Funds                     Initial         Maximum       Maximum 12b-1       Shareholder
                                           Sales Charge        CDSC              Fee           Servicing Fee
--------------------------------------------------------------------------------------------------------------
1.  LifePath 2000 Fund
    Class I                                    None            None             None                0.20%
    Class R                                    None            None             0.25%               0.20%
--------------------------------------------------------------------------------------------------------------
2.  LifePath 2010 Fund
    Class I                                    None            None             None                0.20%
    Class R                                    None            None             0.25%               0.20%
--------------------------------------------------------------------------------------------------------------
3.  LifePath 2020 Fund
    Class I                                    None            None             None                0.20%
    Class R                                    None            None             0.25%               0.20%
--------------------------------------------------------------------------------------------------------------
4.  LifePath 2030 Fund
    Class I                                    None            None             None                0.20%
    Class R                                    None            None             0.25%               0.20%
--------------------------------------------------------------------------------------------------------------
5.  LifePath 2040 Fund
    Class I                                    None            None             None                0.20%
    Class R                                    None            None             0.25%               0.20%
--------------------------------------------------------------------------------------------------------------
6.  Asset Allocation Fund
    Class I                                    None            None             None                0.20%
    Class R                                    None            None             0.25%               0.20%
--------------------------------------------------------------------------------------------------------------
7.  Institutional Money Market Fund
    Class D                                    None            None             0.25%               None
    Class I                                    None            None             None                None
--------------------------------------------------------------------------------------------------------------


Adopted:  October 28, 1998
Amended:  April 28, 1998